Exhibit 7.2

          SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of October 10, 2003 between PLACER DOME INC., a corporation duly organized and existing under the Canada Business Corporations Act (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (the “Trustee”).

          WHEREAS the Company has executed and delivered to the Trustee an Indenture dated as of March 6, 2003 (the “Original Indenture”) and a First Supplemental Indenture thereto dated as of March 6, 2003 (the “First Supplemental Indenture”; the Original Indenture, as amended and supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, is hereinafter called the “Indenture”) providing for the issuance and sale by the Company from time to time of its debt securities;

          WHEREAS, Section 901 of the Original Indenture provides that the Company may enter into a supplemental indenture without the consent of any Holder of the Securities to, among other things, establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture or to amend or supplement any provision contained in the Original Indenture provided that such amendment or supplement does not apply to any Outstanding Security issued prior to the date of such Supplemental Indenture and entitled to the benefits of such provision;

          WHEREAS, the Company has determined that this Second Supplemental Indenture complies with said Section 901 and does not require the consent of any Holders of Securities, and has furnished the Trustee with an Opinion of Counsel complying with the requirements of Section 903 of the Original Indenture;

          WHEREAS the Company proposes in and by this Second Supplemental Indenture to supplement and amend the Original Indenture in certain respects to establish a series of Securities issued pursuant to the Indenture designated as the “6.45% Debentures due 2035”; and

          WHEREAS the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture and has certified that all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms have been satisfied, and that the execution and delivery of this Second Supplemental Indenture has been duly authorized by the Company.

          NOW THEREFORE, for and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof and any Coupons as follows:

          SECTION 1. Definitions.

          (a) Terms used herein and not defined herein, and terms used in the recitals to this Second Supplemental Indenture and not defined in such recitals, have the respective meanings ascribed to such terms in the Original Indenture; the term “Original Indenture,” as used in this Second Supplemental Indenture, has the meaning ascribed to such term in the recitals hereto; and

the terms “Company,” “Indenture” and “Trustee,” as used in this Second Supplemental Indenture, have the meanings ascribed thereto in the Original Indenture.

          (b) Section 101 of the Original Indenture is hereby supplemented, solely insofar as relates to the Debentures, to add the following definitions in the appropriate alphabetical sequence:

          “144A Global Debentures” has the meaning provided in Section 311(a).

          “Additional Debentures” means any Additional Debentures which may be issued from time to time pursuant to a “re-opening” of the series of Debentures as contemplated by Section 2(a) of the Second Supplemental Indenture.

          “Additional Interest” has the meaning specified in the Registration Rights Agreement.

          “Agent Members” means members of, or participants in, the Depository.

          “Canadian Legend” means a legend substantially in the form of the legend appearing in the seventh paragraph of Exhibit A hereto.

          “Canadian Person” means any person in Canada or resident in Canada, including any natural person resident in Canada, any partnership or corporation organized or incorporated under the federal laws of Canada or the laws of any province or territory of Canada, any estate of which any executor or administrator is a Canadian person, any trust of which the trustee making the investment decision is a Canadian person, any agency or branch of a foreign entity located in Canada and any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in Canada.

          “Canadian Taxes” has the meaning provided in Section 314.

          “Closing Date” means October 10, 2003.

          “Debentures” means the series of Securities issued pursuant to this Indenture designated as the 6.45% Debentures due 2035, including Debentures initially issued on the Closing Date, any Exchange Debentures issued in exchange for any other Debentures, and any other Debentures issued after the Closing Date under this Indenture. For purposes of this Indenture, all Debentures, including, without limitation, Exchange Debentures and Additional Debentures, shall constitute a single series of Securities under this Indenture.

          “DTC Legend” means a legend substantially in the form of the legends appearing in the fifth and sixth paragraphs of Exhibit A hereto.

          “Exchange Debentures” means Debentures which are issued pursuant to the Indenture in exchange for other Debentures in an exchange offer pursuant to an effective registration statement under the Securities Act, whether pursuant to the Registration Rights Agreement or otherwise, and which evidence the same continuing indebtedness of the Company as such other Debentures.

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          “Excluded Holder” has the meaning provided in Section 314.

          “Excluded Taxes” has the meaning provided in Section 314.

          “Final Maturity Date” means, when used with respect to the Debentures, October 15, 2035.

          “First Supplemental Indenture” means the First Supplemental Indenture dated as of March 6, 2003 between the Company and the Trustee, as originally executed or as it may from time to time be supplemented or amended as provided in this Indenture, and shall include the form and terms of the 6 3/8% Debentures due 2033 established thereby.

          “Global Debentures” has the meaning provided in Section 311(a). For purposes of clarity, it is hereby confirmed that the Global Debentures constitute “global Securities” as such term is used elsewhere in this Indenture.

          “Initial Purchasers” means the initial purchasers named in the Purchase Agreement.

          “Institutional Accredited Investor” means an institutional “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          “Non-U.S. Person” means a Person who is not a “U.S. person” (as defined in Regulation S).

          “Offshore Transaction” has the meaning set forth in Regulation S.

          “Physical Debentures” has the meaning provided in Section 311(a). For purposes of clarity, it is hereby confirmed that the Physical Debentures constitute “definitive Securities” as such term is used elsewhere in this Indenture.

          “Private Placement Legend” means a legend substantially in the form of the legends appearing in the first four paragraphs of Exhibit A hereto.

          “Purchase Agreement” means the Purchase Agreement dated October 7, 2003 between the Company and Citigroup Global Markets Inc., J.P.Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers.

          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

          “Registration Rights Agreement” means either (1) the Registration Rights Agreement dated as of October 10, 2003 between the Company and Citigroup Global Markets Inc., J.P.Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers, or (2) with respect to any issuance of Additional Debentures in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, entered into by the Company and the other parties thereto in connection with such issuance, or both, as the context shall require.

          “Regulation S” means Regulation S under the Securities Act or any successor thereto.

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          “Regulation S Global Debenture” has the meaning provided in Section 311(a).

          “Regulation S Physical Debentures” has the meaning provided in Section 311(a).

          “Restricted Debenture” means any Debenture which is a “restricted security” within the meaning of Rule 144.

          “Rule 144A” means Rule 144A under the Securities Act or any successor thereto.

          “Rule 144” means Rule 144 under the Securities Act or any successor thereto.

          “Second Supplemental Indenture” means the Second Supplemental Indenture dated as of October 10, 2003 between the Company and the Trustee, as originally executed or as it may from time to time be supplemented or amended as provided in this Indenture, and shall include the form and terms of the 6.45% Debentures due 2035 established thereby.

          “U.S. Physical Debentures” has the meaning provided in Section 311(a).

          (c) Section 101 of the Original Indenture is hereby amended, solely insofar as relates to the Debentures, by amending and restating the definition of “Additional Amounts” to read in full as follows:

          “Additional Amounts,” as used in this Indenture with respect to the Debentures, has the meaning provided in Section 314 of the Second Supplemental Indenture.”

          SECTION 2. Creation of the Debentures. Pursuant to Section 301 of the Indenture, there is hereby created a new series of Securities designated as the “6.45% Debentures due 2035” and which are sometimes herein referred to as the “Debentures.” The Debentures shall have the following terms:

          (a) The aggregate principal amount of Debentures that may be authenticated and delivered under the Indenture is initially limited to U.S. $300,000,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Sections 304, 305, 306, 905 or 1107 of the Indenture and including, without limitation, Exchange Debentures issued in exchange for Debentures which have been registered under the Securities Act in an exchange offer pursuant to the Registration Rights Agreement. However, such series may be re-opened by the Company for the issuance of Additional Debentures, so long as any such Additional Debentures have the same form and terms (other than the date of issuance, and except that the form of such Additional Debentures may refer to a different Registration Rights Agreement than the Debentures issued on the Closing Date and such Additional Debentures, if issued pursuant to a registration statement which is effective under the Securities Act, need not bear the Private Placement Legend and may omit the paragraph included in Exhibit A hereto which refers to the Registration Rights Agreement), and carry the same right to receive accrued and unpaid interest, as the Debentures theretofore issued; provided, however, that, notwithstanding the foregoing, such series may not be reopened if the Company has effected satisfaction and discharge with respect to the Debentures pursuant to Section 401 of the Indenture or defeasance or covenant defeasance with respect to the

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Debentures pursuant to Section 402 of the Indenture; and provided, further, that no Additional Debentures may be issued at a price that would cause such Additional Debentures to have “original issue discount” within the meaning of Section 1273 of the U.S. Internal Revenue Code of 1986, as amended.

          (b) The Debentures shall be issuable only as Registered Securities without Coupons. The Debentures may be issued as both Physical Debentures and permanent Global Debentures, the initial Depository for the Global Debentures shall be The Depository Trust Company and the depository arrangements shall be those employed by whosoever shall be the Depository with respect to the Global Debentures from time to time. Physical Debentures may be exchanged for interests in Global Debentures, and interests in Global Debentures may be exchanged for Physical Debentures, as provided in Section 305 of the Original Indenture and as provided in this Second Supplemental Indenture. Any endorsement of any Global Debenture to reflect the amount, or any increase or decrease in the amount, of Outstanding Debentures represented thereby, shall be made by the Trustee, and the Trustee shall be entitled to make endorsements on any Global Debenture or on its books and records reflecting any increases or decreases in the principal amount of Debentures evidenced thereby, and the Persons entitled to give instructions and to take other actions with respect to the Global Debentures as contemplated by the first paragraph of Section 203 of the Original Indenture shall be the Trustee and the Depository.

          (c) The Debentures issued on the Closing Date shall be sold by the Company to the Initial Purchasers named in the Purchase Agreement (the form, terms, execution and delivery of such Purchase Agreement being hereby ratified and approved in all respects), at a price equal to 98.774% of the principal amount thereof. The initial offering price of the Debentures issued on the Closing Date shall be 99.649% of the principal amount thereof plus accrued interest, if any, from the Closing Date, and Initial Purchasers’ commissions shall be .875% of the principal amount of the Debentures.

          (d) The Stated Maturity of the Debentures on which the principal thereof is due and payable shall be October 15, 2035.

          (e) The principal of the Debentures shall bear interest at the rate of 6.45% per annum from October 10, 2003 or from the most recent date to which interest has been paid or duly provided for, payable semiannually in arrears on April 15 and October 15 (each, an “Interest Payment Date”) of each year, commencing April 15, 2004, to the Persons in whose names the Debentures (or one or more Predecessor Securities of such series) are registered at the close of business on the April 1 or October 1, as the case may be, immediately preceding such Interest Payment Dates (each, a “Regular Record Date”), regardless of whether such Regular Record Date is a Business Day. Interest on the Debentures will be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable under this Second Supplemental Indenture is the rate payable multiplied by the actual number of days in the year and divided by 360.

          (f) The Borough of Manhattan, The City of New York, is hereby designated as a Place of Payment for the Debentures; and the Company hereby appoints the Trustee, acting through its Corporate Trust Office in the Borough of Manhattan, The City of New York

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designated from time to time for such purpose, as the Company’s agent of the purposes specified in Section 1002 of the Indenture; provided, however, that, subject to Section 1002 of the Indenture, the Company may at any time remove the Trustee as its Office or Agency in the Borough of Manhattan, The City of New York designated for such purposes and may from time to time designate one or more other Offices or Agencies for such purposes and may from time to time rescind such designations, so long as the Company shall at all times maintain an Office or Agency for such purposes in the Borough of Manhattan, The City of New York.

          (g) The Debentures shall be redeemable at the option of the Company on the terms and subject to the conditions set forth in the form of Debenture attached hereto as Exhibit A and in the Indenture.

          (h) The Debentures shall not be repayable or redeemable at the option of the Holders prior to the Stated Maturity of the principal thereof (provided that nothing in this Second Supplemental Indenture shall limit the right of the Trustee or the Holders of the Debentures to declare the principal of, and accrued and unpaid interest on, the Debentures to be immediately due and payable as provided in Article Five of the Indenture) and shall not be subject to a sinking fund or analogous provision.

          (i) The Debentures shall be issuable in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

          (j) The Debentures shall not be convertible into or exchangeable for other securities.

          (k) The principal of, premium, if any, and interest on, and Additional Amounts, if any, in respect of, the Debentures shall be payable in U.S. Dollars.

          (l) The Debentures and the Holders thereof shall have the benefit of the additional covenants set forth in this Second Supplemental Indenture, and Section 1010 of the Original Indenture shall not be applicable with respect to any such additional covenants.

          (m) The Debentures shall be subject to satisfaction and discharge pursuant to Section 401 of the Indenture and shall be subject to defeasance and covenant defeasance pursuant to Sections 402(2) and 402(3), respectively, of the Indenture, provided that (i) the Company may effect satisfaction and discharge pursuant to Section 401 of the Indenture and defeasance and covenant defeasance pursuant to Sections 402(2) and 402(3), respectively, of the Indenture only with respect to all (and not less than all) of the Outstanding Debentures and (ii) the only covenants which, for purposes of the Debentures, shall be subject to covenant defeasance are the covenants set forth in clause (ii) of Section 1007 of the Indenture and Sections 1005, 1006, 1008 and 1009 of the Indenture.

          (n) Additional Amounts shall be payable with respect to the Debentures as described in Section 314 of this Second Supplemental Indenture and Section 1004 of the Original Indenture.

          (o) To the extent that any provision of the Indenture or the Debentures provides for the payment of interest on overdue principal of, or premium, if any, or interest (including, without limitation, any Additional Interest which may be payable pursuant to the Registration

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Rights Agreement) on, or Additional Amounts, if any, in respect of, the Debentures, then, to the extent permitted by law, interest on such overdue principal, premium, if any, interest and Additional Amounts, if any, shall accrue at the rate of interest borne by the Debentures (and, if Additional Interest shall at any time accrue on the Debentures pursuant to the Registration Rights Agreement, then the per annum interest rate borne by the Debentures for each day on which such Additional Interest shall accrue shall be deemed to be equal to the sum of 6.45% per annum plus the per annum rate at which such Additional Interest shall accrue for such day), and, anything in the Indenture to the contrary notwithstanding, in the case of any requirement in the Indenture that the Company pay (or that the Trustee distribute) interest on overdue principal of, or premium, if any, or interest on, or Additional Amounts, if any, in respect of, the Debentures, such payment or distribution shall only be required to the extent it is permitted by applicable law. If Additional Amounts or Additional Interest shall become due and payable on the Debentures or Exchange Debentures, then the Officers’ Certificate furnished to the Trustee pursuant to the second paragraph of Section 1004 of the Original Indenture shall set forth the amount so payable per U.S.$1,000 of Debentures and/or Exchange Debentures, as the case may be.

          (p) Anything in the Indenture or the Debentures to the contrary notwithstanding, payments of principal of and premium, if any, and interest on the Global Debentures shall be made in accordance with the procedures of the Depository as in effect from time to time, which procedures currently require that such payments be made by wire transfer of immediately available funds.

          (q) To the extent that any provision of the Indenture (including, without limitation, this Second Supplemental Indenture) or the Debentures mentions, in any context, the payment of the interest on, or in respect of, any Debenture, such mention shall be deemed to include mention of the payment of Additional Interest provided by the terms of the Registration Rights Agreement to the extent that, in such context, Additional Interest is, was or would be payable pursuant to such terms, and express mention of the payment of Additional Interest in any provision of the Indenture (including, without limitation, this Second Supplemental Indenture) or the Debentures shall not be construed as excluding Additional Interest in those provisions of the Indenture (including, without limitation, this Second Supplemental Indenture) or the Debentures where such express mention is not made; and, without limitation to the foregoing, it is expressly understood and agreed that the references to “interest” appearing in Section 117 of the Indenture, clause (1) of Section 501 of the Indenture and in Section 514 of the Indenture shall be deemed to include, solely insofar as relates to the Debentures, any Additional Interest which may be payable with respect to the Debentures.

          (r) As used in the Indenture with respect to the Debentures and in the certificates evidencing the Debentures, all references to “premium” on the Debentures shall mean any amounts (other than accrued interest and other than any Additional Interest or Additional Amounts) payable upon redemption of any Debentures in excess of 100% of the principal amount of such Debentures.

          (s) The Debentures shall have such additional terms and provisions as are set forth in the form of Debenture attached hereto as Exhibit A, which terms and provisions are hereby incorporated by reference in and made a part of this Second Supplemental Indenture and the Indenture as if set forth in full herein and therein, and, the Company and the Trustee, by their

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execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and the Company and, to the extent applicable, the Trustee agree to be bound thereby.

          (t) The Debentures shall be in substantially the form attached hereto as Exhibit A, which form is incorporated by reference in and made a part of this Second Supplemental Indenture and the Indenture as if set forth in full herein and therein, provided that the form of any Additional Debentures may have such variations as are permitted by Section 2(a) of this Second Supplemental Indenture; and provided, further, that Physical Debentures may deviate (in form but not in substance) from the form attached as Exhibit A to this Second Supplemental Indenture in such respects as the Company may deem necessary or appropriate to protect against fraud or forgery, including without limitation, by changing the form of the Physical Debentures so that they have a “face” and a “reverse” and by moving the signatures and Trustee’s certificate of authentication so that they appear on the same page as the principal amount of the Physical Debentures.

          SECTION 3. Amendments to Article Three.

          (a) Article Three of the Original Indenture is hereby amended, solely insofar as relates to the Debentures, by adding at the end thereof the following new Sections 311, 312, 313 and 314:

          “Sections 311. Form of Debentures.

          “(a) Debentures initially offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Debentures in registered form (the “144A Global Debentures”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

          “Debentures initially offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Debentures in registered form (the “Regulation S Global Debentures”) deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          “Debentures initially offered and sold to Institutional Accredited Investors that are not QIBs shall be issued in the form of certificated Debentures in registered form (the “U.S. Physical Debentures”). Debentures issued pursuant to the seventh paragraph of Section 305 of this Indenture in exchange for interests in the Regulation S Global Debentures shall be issued in the form of certificated Debentures in registered form (the “Regulation S Physical Debentures”). The

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Regulation S Physical Debentures and the U.S. Physical Debentures are sometimes collectively referred to herein as the “Physical Debentures.” The 144A Global Debentures and the Regulation S Global Debentures are sometimes collectively referred to herein as the “Global Debentures.”

          “(b) (i) Unless and until a Debenture is exchanged for an Exchange Debenture in an exchange offer pursuant to a registration statement which is effective under the Securities Act (whether pursuant to the Registration Rights Agreement or otherwise) or sold or otherwise transferred pursuant to a registration statement which is effective under the Securities Act (whether pursuant to the Registration Rights Agreement or otherwise) or pursuant to Rule 144 under the Securities Act (if available), (A) each 144A Global Debenture and each U.S. Physical Debenture shall bear the Private Placement Legend and (B) each Regulation S Physical Debenture and each Regulation S Global Debenture shall bear the Private Placement Legend until at least the 41st day after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto (and after such 41st day and, upon receipt of such certificate, the Private Placement Legend may be removed from the Regulation S Global Debenture). Notwithstanding the foregoing, to the extent that a certificate substantially in the form of Exhibit B hereto shall be delivered after such 41st day with respect to a portion (but not all) of the principal amount of a Regulation S Global Debenture bearing the Private Placement Legend, then the Company shall execute and the Trustee shall authenticate and deliver a Regulation S Global Debenture not bearing the Private Placement Legend in exchange for only such portion of the principal amount of the Regulation S Global Debenture bearing the Private Placement Legend in respect of which such certification shall have been so delivered, and the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Regulation S Global Debenture bearing the Private Placement Legend and a like increase in the principal amount of the Regulation S Global Debenture not bearing the Private Placement Legend.

          “(ii) Each Global Debenture shall bear the DTC Legend.

          “(c) Notwithstanding the foregoing provisions of this Section 311, no exchanges of Debentures for Exchange Debentures shall occur until a registration statement shall have been declared effective by the Commission and unless such exchanges are effected pursuant to such effective registration statement. Any Debentures that are exchanged for Exchange Debentures shall be cancelled by the Trustee.”

          “(d) Each Exchange Debenture shall be required to bear the Canadian Legend until the date which is four months and one day after the date of original issuance of such Exchange Debenture (including any Predecessor Security which is an Exchange Debenture) and, thereafter, the Company shall, at the request of the Holder thereof and without charge to such Holder, upon surrender to the Trustee of such Exchange Debenture, execute and issue and cause the Trustee to

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authenticate and delivery to such Holder an Exchange Debenture in the same principal amount not bearing the Canadian Legend.

          “(e) Prior to requesting the issuance of any Exchange Debentures, the Company shall deliver to the Trustee an Officers’ Certificate to the effect that a registration statement covering such Exchange Debentures has been declared effective under the Securities Act. Upon receipt of such Officers’ Certificate and a Company Order requesting authentication and delivery of the Exchange Debentures in exchange for a like aggregate principal amount of the Debentures then Outstanding (which Outstanding Debentures shall thereupon be canceled by the Trustee) and an Opinion of Counsel as to the validity, binding effect and enforceability, subject to customary exceptions, of the Exchange Debentures, the Trustee shall authenticate the Exchange Debentures and deliver them as directed in such Company Order.

          “(f) Each owner of a beneficial interest in a Regulation S Global Debenture, by the acceptance of such beneficial interest, is deemed to have agreed that, until the 41st day after the Closing Date, it will hold such beneficial interest only through Euroclear Bank S.A./NV, as operator of the Euroclear System, or Clearstream Banking, société anonyme, Luxembourg.

          “Section 312. Book-Entry Provisions for Global Debentures.

          “(a) Notwithstanding any provision of the Indenture to the contrary, it is expressly understood and agreed that interests in Global Debentures may be exchanged for Physical Debentures, and that Physical Debentures may be exchanged for interests in Global Debentures, and that interests in the 144A Global Debentures may be exchanged for interests in the Regulation S Global Debentures, and that interests in the Regulation S Global Debentures may be exchanged for interests in the 144A Global Debentures, as provided in this Section 312 and in Section 313 of this Indenture.

          “(b) Global Debentures and interests in Global Debentures may be transferred or exchanged, and shall be subject to the restrictions on transfer and exchange, as provided in this Indenture. In addition, U.S. Physical Debentures and Regulation S Physical Debentures shall be transferred to all beneficial owners in exchange for their beneficial interests in the 144A Global Debentures and the Regulation S Global Debentures, respectively, under the circumstances set forth in the seventh paragraph of Section 305 of this Indenture.

          “(c) Any beneficial interest in one of the Global Debentures that is transferred to a Person who takes delivery in the form of an interest in the other Global Debenture will, upon transfer, cease to be an interest in the first such Global Debenture and become an interest in the other Global Debenture and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Debenture for as long as it remains such an interest.

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          “(d) In connection with any transfer of a portion of the beneficial interests in a 144A Global Debenture or Regulation S Global Debenture to beneficial owners who will take such interests in the form of Physical Debentures (other than transfers of the entire 144A Global Debenture or the entire Regulation S Global Debenture pursuant to the seventh paragraph of Section 305 of this Indenture), the Trustee shall reflect the date and a decrease in the principal amount of the 144A Global Debentures or Regulation S Global Debentures, as the case may be, in an amount equal to the principal amount of the beneficial interest in such Global Debentures to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Debentures or Regulation S Physical Debentures, as the case may be, of like tenor and principal amount.

          “(e) In connection with the transfer of the entire 144A Global Debenture or Regulation S Global Debenture to beneficial owners pursuant to the seventh paragraph of Section 305 of this Indenture, the 144A Global Debenture or Regulation S Global Debenture, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the 144A Global Debenture or Regulation S Global Debenture, as the case may be, an equal aggregate principal amount of U.S. Physical Debentures or Regulation S Physical Debentures, respectively, of authorized denominations. To the extent that any of the provisions of this paragraph (e) are inconsistent with any provisions contained in the seventh paragraph of Section 305 of this Indenture, then the provisions of this paragraph (e) shall govern.

          “(f) Any U.S. Physical Debenture delivered in exchange for an interest in the 144A Global Debenture pursuant to paragraph (b), (d) or (e) of this Section 312 shall, except as otherwise provided by Section 313(e) of this Indenture, bear the legend regarding transfer restrictions applicable to the U.S. Physical Debenture required by Section 311(b).

          “(g) Any Regulation S Physical Debenture delivered in exchange for an interest in the Regulation S Global Debenture pursuant to paragraph (b), (d) or (e) of this Section 312 shall, except as otherwise provided by Section 313(e) of this Indenture, bear the legend regarding transfer restrictions applicable to the Regulation S Physical Debenture required by Section 311(b).

          “(h) Unless the Company shall otherwise determine in the exercise of its sole discretion, (x) Physical Debentures may not be issued upon transfer of or in exchange for interests in Global Debentures except (1) in connection with transfers to Institutional Accredited Investors or (2) upon the exchange of the entire Global Debentures for Physical Debentures pursuant to the seventh paragraph of Section 305 of this Indenture, and (y) upon the transfer of U.S. Physical Debentures to a QIB pursuant to Rule 144A or to a Non-U.S. Person pursuant to Regulation S, or upon the transfer of a Regulation S Physical

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Debenture to a QIB pursuant to Rule 144A, the transferee will, unless the entire Global Debentures have been exchanged for Physical Debentures pursuant to the seventh paragraph of Section 305 of this Indenture, take such Debentures in the form of an interest in the 144A Global Debenture or the Regulation S Global Debenture, as the case may be.

          “(i) In addition to the other requirements of this Indenture, the Trustee shall make an appropriate notation on the schedule attached to each Global Debenture or on the Trustee’s books and records to reflect any increases or decreases in the principal amount thereof resulting from transfers or exchanges of Debentures or of interests in Global Debentures made in accordance with this Indenture.

          “Section 313. Special Transfer Provisions. Unless and until a Debenture exchanged for an Exchange Debenture in an exchange offer pursuant to, or transferred under, a registration statement which is effective under the Securities Act (whether pursuant to the Registration Rights Agreement or otherwise) or transferred pursuant to Rule 144 under the Securities Act (if available), the following provisions shall apply:

          “(a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Debenture to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

          “(i) The Trustee shall register the transfer of any Debenture, whether or not such Debenture bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or (y) the proposed transferee has delivered to the Trustee (A) a certificate substantially in the form of Exhibit C hereto and (B) if requested by the Company, an opinion of counsel reasonably acceptable to the Company to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and, if the Debenture to be transferred consists of either a Regulation S Physical Debenture prior to the removal of the Private Placement Legend, an interest in a Regulation S Global Debenture prior to the removal of the Private Placement Legend, a U.S. Physical Debenture or a 144 Global Debenture, the proposed transferor shall have checked the box provided for on the form of such Debenture, or shall have otherwise advised the Company and the Trustee in writing, that the transfer is being been made to an Institutional Accredited Investor purchasing for its own account, or for the account of another Institutional Accredited Investor, in a minimum principal amount of U.S. $100,000; and

          “(ii) Subject to paragraph (c) of this Section 313, if the proposed transferor is an Agent Member holding a beneficial interest in a Global Debenture, upon receipt by the Trustee of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary’s and

12

the Trustee’s procedures, the Trustee shall reflect on its book and records the date and a decrease in the principal amount of such Global Debenture in an amount equal to the principal amount of the beneficial interest in such Global Debenture to be transferred, and, if required, the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Debentures of like tenor and amount.

          “(b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Debenture, an interest in a 144A Global Debenture, a Regulation S Physical Debenture prior to the removal of the Private Placement Legend or an interest in a Regulation S Global Debenture prior to the removal of the Private Placement Legend to a QIB (excluding Non-U.S. Persons):

          “(i) If the Debenture to be transferred consists of (x) either (A) a Regulation S Physical Debenture prior to the removal of the Private Placement Legend or an interest in a Regulation S Global Debenture prior to the removal of the Private Placement Legend or (B) a U.S. Physical Debenture, the Trustee shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Debenture stating, or has otherwise advised the Company and the Trustee in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee whom the transferor reasonably believes is a QIB and who has signed the certification provided for on the form of Debenture stating, or has otherwise advised the Company and the Trustee in writing, that it is a QIB and is aware that such Debenture is being transferred in reliance on Rule 144A and that it is acquiring such Debenture for its own account or for the account of one or more other QIBs over which it exercises sole investment discretion (in which latter case it has given notice to each such account that the Debenture is being transferred in reliance on Rule 144A) or (y) an interest in the 144A Global Debentures, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

          “(ii) If the proposed transferee is an Agent Member, and the Debenture to be transferred consists of Physical Debentures, upon receipt by the Trustee of the documents referred to in clause (i) and instructions given in accordance with the Depositary’s and the Trustee’s procedures, the Trustee shall reflect on its books and records the date and an increase in the principal amount of the 144A Global Debentures in an amount equal to the principal amount of the Physical Debentures to be transferred, and the Trustee shall cancel the Physical Debentures so transferred.

          “(c) Transfers of Interests in the Regulation S Global Debentures or Regulation S Physical Debentures. The following provisions shall apply with respect to any transfer of interests in the Regulation S Global Debentures or Regulation S Physical Debentures:

13

          “(i) prior to the removal of the Private Placement Legend from a Regulation S Global Debenture or Regulation S Physical Debenture pursuant to Section 311(b), the Trustee shall refuse to register such transfer unless such transfer complies with Section 313(b) or Section 313(d), as the case may be; and

          “(ii) after such removal, the Trustee shall register the transfer of any such Debenture without requiring any additional certification.

          “(d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Debenture to a Non-U.S. Person:

          “(i) The Trustee shall register any proposed transfer to any Non-U.S. Person if the Debenture to be transferred is a U.S. Physical Debenture or an interest in the 144A Global Debenture only upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor.

          “(ii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in a 144A Global Debenture, upon receipt by the Trustee of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depositary’s and the Trustee’s procedures, the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such 144A Global Debenture in an amount equal to the principal amount of the beneficial interest in the 144A Global Debenture to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Trustee of instructions given in accordance with the Depositary’s and the Trustee’s procedures, the Trustee shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Debenture in an amount equal to the principal amount of the U.S. Physical Debentures or the 144A Global Debentures, as the case may be, to be transferred, and the Trustee shall cancel the Physical Debenture, if any, so transferred or decrease the amount of the 144A Global Debenture, as the case may be.

          “(e) Private Placement Legend. (i) Upon the registration of transfer, exchange or replacement of Debentures not bearing the Private Placement Legend, the Trustee shall deliver Debentures that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Debentures bearing the Private Placement Legend, the Trustee shall deliver only Debentures that bear the Private Placement Legend unless (1) the Private Placement Legend is no longer required by Section 311(b), (2) the circumstances contemplated by paragraphs (a)(i)(x) or (c)(ii) of this Section 313 exist, (3) there is delivered to the Trustee an opinion of counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (4) the transaction involves the exchange of Exchange Debentures for Debentures pursuant to a registration statement which is effective under the Securities Act (whether pursuant to the Registration Rights

14

Agreement or otherwise), or (5) the transaction involves a transfer of Debentures pursuant to a registration statement (whether pursuant to the Registration Rights Agreement or otherwise) which is effective under the Securities Act.

          “(ii) After a transfer of any Debentures during the period of the effectiveness of any registration statement (whether filed pursuant to the Registration Rights Agreement or otherwise) which is effective under the Securities Act with respect to such Debentures, all requirements pertaining to the Private Placement Legend on such Debentures shall cease to apply and the requirements that any such Debentures be issued in global form shall continue to apply.

          “(f) General. By its acceptance of any Debenture bearing the Private Placement Legend, each Holder of such a Debenture acknowledges the restrictions on transfer of such Debenture set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Debenture only as provided in this Indenture. The Trustee shall not register a transfer of any Debenture unless such transfer complies with the restrictions on transfer of such Debenture set forth in this Indenture. In connection with any transfer of Debentures to an Institutional Accredited Investor or in a transfer being made pursuant to Rule 904 under the Securities Act or pursuant to Rule 144 under the Securities Act (if available), each Holder agrees by its acceptance of the Debentures to furnish the Trustee such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may conclusively rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

          “In case of any transfer or exchange of Debentures or interests in Debentures bearing the Private Placement Legend, the procedures and requirements for which are not addressed in detail in this Section 313 or elsewhere in this Indenture, such transfer or exchange will be subject to such procedures and requirements as may be reasonably prescribed by the Company from time to time (and which shall be consistent with the procedures and requirements set forth in this Section 313) and, in the case of a transfer or exchange involving a Global Debenture or an interest therein, the procedures of the Depository. In case of any request for the removal of the Private Placement Legend from a Debenture, the procedures and requirements for which are not addressed in detail in this Indenture, the Company may permit the removal of such legend upon the receipt of such legal opinions, certificates and other documents as it may require to establish that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the Securities Act and by delivery to the Trustee of a Company Order directing that such legend be removed.

15

          “The Trustee shall retain copies of all letters, notices and other written communications received pursuant to Section 312 or this Section 313 in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

          “In the case of any transfer of a Physical Debenture (other than a transfer or exchange under a registration statement which is effective under the Securities Act (whether pursuant to the Registration Rights Agreement or otherwise)) prior to the end of the time period under Rule 144(k), the transferor shall check the box provided for on the form of such Debenture, or otherwise advise the Company and Trustee in writing, as to the manner of such transfer and submit such Debenture to the Trustee.

          “Following the initial issuance of the Debentures, nothing in this Indenture shall limit the ability of any Institutional Accredited Investor to own (subject to compliance with the applicable transfer restrictions set forth in this Indenture) beneficial interests in a Rule 144A Global Debenture.

          “The Trustee shall not be responsible for obtaining any documentation contemplated by this Section 313 in connection with transfers that occur within the same Global Debenture and which occur without the involvement of the Trustee.”

          “Section 314. Additional Amounts.

          “All payments made by the Company under or with respect to the Debentures (including, without limitation, any Additional Interest paid by the Company under the Registration Rights Agreement) will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (“Canadian Taxes”), unless the Company is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant governmental authority or agency. If the Company is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to any Debentures, the Company will pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of Debentures after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount such Holder would have received if such Canadian Taxes had not been withheld or deducted and similar payments (the term “Additional Amounts” shall also include any such similar payments) will also be made by the Company to Holders of Debentures that are not subject

16

to withholding but are required to pay tax directly on amounts otherwise subject to withholding; provided, however, that no Additional Amounts will be payable with respect to:

          “(1) a payment made to a Holder of Debentures (an “Excluded Holder”) in respect of the beneficial owner thereof:

          “(a) with which the Company does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

          “(b) which is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes (provided that in the case of any imposition or change in any such certification, identification, information, documentation or other reporting requirement which applies generally to Holders of Debentures who are not residents of Canada, at least 60 days prior to the effective date of any such imposition or change, the Company shall give written notice, in the manner provided in the Indenture, to the Trustee and the Holders of the Debentures then outstanding of such imposition or change, as the case may be, and provide the Trustee and such Holders with such forms or documentation, if any, as may be required to comply with such certification, identification, information, documentation, or other reporting requirement); or

          “(c) which is subject to such Canadian Taxes by reason of its carrying on business in or otherwise being connected with Canada or any province or territory thereof otherwise than by the mere holding of such Debentures or the receipt of payments thereunder; or

          “(2) any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or governmental charge (“Excluded Taxes”).

          “The Company will (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

          “The Company will furnish to the Holders of any Debentures, within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law in respect of such Debentures, certified copies of tax receipts evidencing such payment by the Company.

          “The Company will indemnify and hold harmless each Holder of any Debentures (other than an Excluded Holder or with respect to Excluded Taxes) and upon written request reimburse each such Holder for the amount of:

17

          “(a) any Canadian Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Debentures (including, without limitation, any payment of Additional Interest pursuant to the Registration Rights Agreement);

          “(b) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

          “(c) any Canadian Taxes imposed with respect to any reimbursement under clause (a) or (b) above.

          “Wherever there is mentioned, in this Indenture or the Debentures, in any context, the payment of principal of, or premium, if any, or interest on, or any other amount payable on or with respect to, any Debentures (including, without limitation, any Additional Interest payable pursuant to the Registration Rights Agreement), such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

          “Anything in this Indenture to the contrary notwithstanding, the covenants and provisions of this Section 314 shall survive any termination of this Indenture, any satisfaction and discharge of this Indenture with respect to the Debentures pursuant to Section 401, any defeasance or covenant defeasance with respect to the Debentures pursuant to Section 402, and the repayment of all or any of the Debentures, and shall remain in full force and effect.

          (b) Section 309 of the Original Indenture is hereby amended, solely insofar as relates to the Debentures, by adding at the end thereof the following new paragraph:

          “All Restricted Debentures which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries or “affiliates” (as defined in Rule 144) shall be delivered to the Trustee for cancellation and neither the Company nor any of its Subsidiaries or “affiliates” may hold or resell or otherwise transfer such Restricted Debentures or issue any new Debentures to replace any such Restricted Debentures (other than any Exchange Debentures).”

          SECTION 4. Amendments to Article Four.

          (a) Clause (1)(b) of the first paragraph of Section 401 of the Indenture is hereby amended, but solely insofar as relates to the Debentures, by adding the phrase “(including, without limitation, any Additional Interest payable pursuant to the Registration Rights Agreement)” in the sixteenth line of such clause (1)(b) immediately after the words “premium and interest” and immediately before the words “on, and, to the extent that”.

          (b) Paragraph (4)(a) of Section 402 of the Indenture is hereby amended, but solely insofar as relates to the Debentures, by adding the phrase “(including, without limitation, any Additional Interest payable pursuant to the Registration Rights Agreement)” in the twenty-third

18

line of such paragraph (4)(a) immediately after the words “(y) the principal of (and premium, if any) and interest” and immediately before the words “, if any, on.”

          SECTION 5. Amendments to Article Ten. Article Ten of the Original Indenture is hereby amended, solely insofar as relates to the Debentures, by adding at the end thereof the following new Section 1012:

          “Section 1012. Delivery of Rule 144A Information.

          “The Company agrees that, if and so long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare and will furnish to any Holder of any Debentures, any beneficial owner of an interest in a Global Debenture and any prospective purchaser or other prospective transferee of any Debentures designated by a Holder of Debentures or a beneficial owner of an interest in a Global Debenture, promptly upon request and at the expense of the Company, the financial statements and other information specified in Rule 144A(d)(4) (or any successor provision thereto) under the Securities Act, in each case to the extent necessary to permit the resale or other transfer of Debentures by such Holder or beneficial owner to be made in compliance with Rule 144A under the Securities Act.”

          SECTION 6. Governing Law; Second Supplemental Indenture. This Second Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York. The terms and conditions of this Second Supplemental Indenture shall be, and be deemed to be, part of the terms and conditions of the Indenture for any and all purposes. Other than as amended and supplemented by this Second Supplemental Indenture, the Indenture is in all respects ratified and confirmed.

          SECTION 7. Acceptance by Trustee. The Trustee hereby accepts this Second Supplemental Indenture and agrees to perform the same upon the terms and conditions set forth in the Indenture.

          SECTION 8. Counterparts. This Second Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

          SECTION 9. Headings. The headings of this Second Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

          SECTION 10. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture.

          SECTION 11. Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by applicable law,

19

such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Debentures, but this Second Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          SECTION 12. Submission to Jurisdiction. The Company hereby confirms that the provisions of Section 116 and Article Sixteen of the Original Indenture shall be applicable with respect to this Second Supplemental Indenture and expressly acknowledges that references to the “Indenture” in such Section 116 and Article Sixteen shall be deemed to include this Second Supplemental Indenture.

[Signature Page Follows]

20

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

[SEAL]	PLACER DOME INC.

	By	/s/ Tony S. Giardini

Name: Tony S. Giardini
Title: Treasurer

Attest:

/s/ Geoffrey P. Gold

Name: Geoffrey P. Gold
Title: Vice-President, Associate General
Counsel and Assistant Secretary

Attest:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee,

/s/ Irina Golovashchuk	By	/s/ Anne Jaghatspanyan

Name: Irina Golovashchuk		Name: Anne Jaghatspanyan
Title: Associate		Title: Associate

21

EXHIBIT A

Form of Debenture

     [The following legend (the “Private Placement Legend”) to be included on all Debentures (other than Exchange Debentures) until such time as such legend has been removed in accordance with the provisions of the Indenture—] This Security (as defined in the Indenture referred to below) has not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and, accordingly, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth in the following sentence. By its acquisition hereof, the Holder (as defined in the Indenture referred to below) of this Security (1) represents that (a) it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (b) it is an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an “institutional accredited investor”) or (c) it is not a U.S. person and is acquiring this Security in an offshore transaction in compliance with Regulation S under the Securities Act; (2) agrees that it will not, prior to expiration of the holding period applicable to sales of the Security evidenced hereby under Rule 144(k) under the Securities Act (or any successor provision), resell or otherwise transfer this Security except (a) to the Company (as defined below) or one of its subsidiaries, (b) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (c) to an institutional accredited investor purchasing for its own account or for the account of one or more other institutional accredited investors over which it exercises sole investment discretion and that, prior to such transfer, furnishes to the Trustee (as defined below) a signed letter containing certain representations and agreements relating to the restrictions on transfer of this Security (the form of which letter can be obtained from the Trustee) and, if requested by the Company, an opinion of counsel reasonably acceptable to the Company to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, provided that such institutional accredited investor and each such investor account purchases at least U.S. $100,000 aggregate principal amount of these Securities, (d) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (e) pursuant to an effective registration statement under the Securities Act or (f) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, provided that the foregoing agreement of the Holder is subject to any requirement of law that the disposition of the property of the Holder or any investor accounts for which the Holder is acting shall at all times be and remain within its or their control; and (3) agrees that it will deliver to each person to whom this Security is transferred a notice substantially to the effect of this legend. In connection with any transfer of this Security prior to expiration of the holding period applicable to sales of the Security evidenced hereby under Rule 144(k) under the Securities Act (or any successor provision), the Holder must check the appropriate box set forth on the reverse hereof relating to the manner of such transfer and submit this Security to the Trustee.

     [The following legend (the “Private Placement Legend”) to be included on all Debentures (other than Exchange Debentures) until such time as such legend has been removed in accordance with the provisions of the Indenture—] If the proposed transferee is an institutional accredited investor or if the proposed transfer is being made outside the United States in compliance with Rule 904 under the Securities Act or pursuant to Rule 144 under the Securities Act (if available), the Holder must, prior to such transfer, furnish to the Trustee, such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The foregoing legends will be removed upon the earlier of the transfer of the Security evidenced hereby pursuant to clause 2(e) above or upon any transfer of this Security under Rule 144(k) under the Securities Act (or any successor provision).

     [The following legend (the “Private Placement Legend”) to be included on all Debentures (other than Exchange Debentures) until such time as such legend has been removed in accordance with the provisions of the Indenture—] As used in the legends set forth above, the terms “offshore transaction,” “United States” and “U.S. person” have the meanings given to them by Regulation S under the Securities Act.

     [The following legend (the “Private Placement Legend”) to be included on all Debentures (other than Exchange Debentures) until such time as such legend has been removed in accordance with the provisions of the Indenture—] By its acquisition hereof, the Holder of this Security represents that it is not a Canadian Person (as defined in the Indenture referred to below) and agrees that it will not resell or otherwise transfer this Security to any Canadian Person.

     [Include the following legend (the “DTC Legend”) only in Global Debentures—] This Security (as defined in the Indenture referred to below) is a global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee thereof. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture and, unless and until it is exchanged in whole or in part for individual Securities represented hereby, this global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

     [Include the following legend (the “DTC Legend”) only in Global Debentures registered in the name of The Depository Trust Company—] Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     [The following legend (the “Canadian Legend”) to be included on all Exchange Debentures until such time as such legend has been removed in accordance with, or is no longer required by, the Indenture—] Canadian Resale Legend: Unless permitted under Canadian securities legislation, the Holder (as defined in the Indenture referred to below) of this Security shall not trade this Security in or to a person in any province or territory of Canada before ●, 200●, which date is four months and one day after the date of original issuance of this Security.

No.:	RA — ● [144A]
RC — ● [A/I]
R — ● [Exchange Debentures]
RS — ● [Reg. S]

CUSIP No.:	725906 AL 5 [144A]	Principal Amount: U.S. $●
	725906 AM 3 [A/I]	[For inclusion in global Securities—
	725906 AN 1 [Exchange Debentures]	(or such other principal amount as is
	C72882 AB 6 [Reg. S]	set forth on Schedule A hereto)]
ISIN No.:	US725906 AL51 [144A]
US725906 AM35 [A/I]
US725906 AN18 [Exchange Debentures]
USC72882 AB67 [Reg. S]

Placer Dome Inc.

6.45% Debentures due 2035

     Placer Dome Inc., a corporation duly organized and existing under the Canada Business Corporations Act (hereinafter called the “Company”, which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to ●, or registered assigns, the principal sum of ● U.S. DOLLARS (U.S. $●) [For inclusion in global Securities— (or such other principal amount as is set forth on Schedule A hereto)] on October 15, 2035, and to pay interest thereon from October 10, 2003 or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on April 15 and October 15 of each year (each, an “Interest Payment Date”), commencing April 15, 2004, and at Maturity, at the rate of 6.45% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Debenture shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. For purposes of disclosure under the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable under this Debenture is the rate payable multiplied by the actual number of days in the year and divided by 360. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Person who was the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Debenture not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of and premium, if any, and the interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States.

     This Debenture is one of a duly authorized issue of Securities of the Company (herein called the “Debentures”) issued and to be issued in one or more series under an Indenture dated as of March 6, 2003 (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of March 6, 2003 (the “First Supplemental Indenture”) and a Second Supplemental Indenture dated as of October 10, 2003 (the “Second Supplemental Indenture;” the Original Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture and any other indentures supplemental thereto, is herein called the “Indenture”), each between the Company and Deutsche Bank Trust Company Americas, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures, and the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture) in aggregate principal amount to U.S. $300,000,000, subject to the right of the Company, without the consent of the Holders of the Debentures, to “reopen” such series and to issue additional Debentures of such series on the terms and subject to the conditions provided in or pursuant to the Indenture.

     As provided in the Indenture, if the Company is required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to any Debentures, then the Company will pay such Additional Amounts as are provided in the Indenture, subject to certain exceptions set forth therein. Whenever in this Debenture there is mentioned, in any context, the payment of the principal of, or premium, if any, or interest on, or in respect of, any Debenture, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of the Debentures to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

     The Debentures may be redeemed by the Company, in whole or from time to time in part, at the option of the Company on any date at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Debentures to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Debentures to be redeemed (exclusive of interest accrued to the applicable Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in the case of both clause (i) and clause (ii) above, accrued and unpaid interest on the principal amount of the Debentures being redeemed to such Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of the Debentures (or one or more Predecessor Securities) registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of the Indenture. Any such redemption shall be effected in accordance with the terms and conditions set forth in the Indenture.

     As used in this Debenture, the following terms have the meaning set forth below:

     “Treasury Rate” means , with respect to any Redemption Date for the Debentures, (i) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Final Maturity Date for the Debentures, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the applicable Redemption Date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” below, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

     “Comparable Treasury Issue” means , with respect to any Redemption Date for the Debentures, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures.

     “Comparable Treasury Price” means, with respect to any Redemption Date for the Debentures, (i) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (ii) if the Trustee obtains fewer than four but more than one such Reference Treasury Dealer Quotations for such Redemption Date, the average of all such quotations or (iii) if the Trustee obtains only one such Reference Treasury Dealer Quotation for such Redemption Date, that Reference Treasury Dealer Quotation.

     “Final Maturity Date” means October 15, 2035.

     “Independent Investment Banker” means, with respect to any Redemption Date for the Debentures, Citigroup Global Markets Inc. and its successors, J.P. Morgan Securities Inc. and its successors or Morgan Stanley & Co. Incorporated and its successors, whichever is selected by the Trustee after consultation with the Company, or, if all such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States of America appointed by the Trustee after consultation with the Company.

     “Reference Treasury Dealers” means, with respect to any Redemption Date for the Debentures, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Trustee, after consultation with the Company, shall substitute therefor another Primary Treasury Dealer) and one other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

     “Reference Treasury Dealer Quotations” means , with respect to each Reference Treasury Dealer and any Redemption Date for the Debentures, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

     The Debentures are subject to redemption, in whole but not in part, at the option of the Company, at any time at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the applicable Redemption Date (provided that installments of interest whose Stated Maturity is on or prior to the applicable Redemption Date will be payable to the Holders of the Debentures (or one or more Predecessor Securities) registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of the Indenture) in the event that the Company has become or will become obligated to pay (which obligation the Company cannot avoid through the use of reasonable measures available to it), on the next date on which any amount would be payable with respect to the Debentures, any Additional Amounts (which are more than a de minimis amount) in respect of the Debentures as a result of any amendment to or change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein) or any amendment to or change in any official position regarding the application or interpretation of such laws or regulations by any applicable legislative body, court, governmental agency or regulatory authority of Canada (or any political subdivision or taxing authority thereof or therein), and in any such case which amendment or change is announced or becomes effective on or after October 10, 2003. Any such redemption shall be subject to satisfaction of the conditions set forth in the next succeeding paragraph and shall be effected in accordance with the other terms and conditions set forth in the Indenture.

     It shall be a condition to the Company’s right to redeem the Debentures pursuant to the provisions set forth in the immediately preceding paragraph that, prior to giving any notice of redemption of the Debentures, the Company shall have delivered to the Trustee:

(1) an Officers’ Certificate stating that the obligation to pay such Additional Amounts cannot be avoided by the Company taking reasonable measures available to it; and

(2) an Opinion of Counsel of independent legal counsel to the Company of nationally recognized standing in Canada and experienced in such matters to the effect that the Company has or will become obligated to pay, on the next date on which any amount would be payable with respect to the Debentures, Additional Amounts in respect of the Debentures as a result of an amendment or change of the type described in the immediately preceding paragraph.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the applicable Redemption Date to each Holder of the Debentures at such Holder’s registered address.

     Unless the Company defaults in payment of the Redemption Price, on and after the applicable Redemption Date, interest will cease to accrue on the Debentures called for redemption.

     If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of and accrued and unpaid interest on the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

     [This paragraph to be omitted from the Exchange Debentures—] In addition to rights provided to the Holders of the Debentures under the Indenture, Holders of Debentures shall have all the rights set forth in the Registration Rights Agreement dated as of October 10, 2003 between the Company and Citigroup Global Markets Inc., J.P.Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of certain initial purchasers (as the same may be amended or supplemented from time to time in accordance with its terms, the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Holders of the Debentures will, subject to certain exceptions and on the terms and subject to the conditions specified in the Registration Rights Agreement, have the right to exchange their Debentures for a like principal amount of Exchange Debentures of the same series issued under the Indenture and evidencing the same continuing indebtedness of the Company as the Debentures, which Exchange Debentures will have been registered under the Securities Act; provided that the Company will not be required to make the Exchange Offer (as defined in the Registration Rights Agreement) to Canadian Persons (as defined in the Second Supplemental Indenture) or to accept Debentures surrendered by Canadian Persons in the Exchange Offer. The Holders of the Debentures shall be entitled to receive Additional Interest (as defined in the Registration Rights Agreement) on the Debentures in the event such Exchange Offer is not consummated or upon certain other conditions, all on the terms and subject to the conditions set forth in the Registration Rights Agreement.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debentures issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture. The Indenture also permits the Company and the Trustee, without notice to or consent of the Holders of the Securities, to enter into one or more indentures supplemental thereto for the purposes specified in the Indenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Debenture may be registered on the Security Register upon surrender of this Debenture for registration of transfer at the Office or Agency of the Company maintained for the purpose in any place where the principal of and interest on this Debenture are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Debentures are issuable only in registered form without coupons in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations set forth therein, the Debentures are exchangeable for a like aggregate principal amount of Debentures of authorized denominations as requested by the Holders surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

     Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Debentures (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Debentures, and satisfies certain other conditions, all as more fully provided in the Indenture. In addition, the Indenture shall cease to be of further effect (subject to certain exceptions) with respect to the Debentures when (1) either (A) all Debentures previously authenticated and delivered have been delivered (subject to certain exceptions) to the Trustee for cancellation, or (B) all Debentures (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year and, in the case of (i), (ii) or (iii) of this sentence, the Company has irrevocably deposited with the Trustee money in an amount sufficient to pay and discharge the entire indebtedness on all such Debentures not theretofore delivered to the Trustee for cancellation, and (2) the Company satisfies certain other conditions, all as more fully provided in the Indenture.

     This Debenture shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Debenture which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Debenture shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

[Seal]	Placer Dome Inc.

By:

Attest:

Dated:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
This is one of the Securities of the series
designated therein referred to in the within-
mentioned Indenture.

Deutsche Bank Trust Company Americas,
as Trustee

By:

Authorized Signatory

ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT —	_____________ Custodian ____________
TEN ENT—as tenants by the entireties		(Cust)		(Minor)
JT TEN—as joint tenants with right of survivorship		Under Uniform Gifts to Minors
and not as tenants in common		Act _________________________________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within security and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said security on the books of the Company with full power of substitution in the premises.

Dated:	Signed:

Notice:	The signature to this assignment must correspond with the name as it appears upon the face of the within security in every particular, without alteration or enlargement or any change whatever.

[For inclusion in Debentures bearing the Private Placement Legend]

Transfer Certificate

Capitalized terms used but not defined in this Certificate shall have the meanings given to such terms in the Indenture referred to above.

The undersigned (the “Transferor”) has requested a transfer of this 6.45% Debenture due 2035 (the “Debentures”) or a portion hereof (the “Specified Securities”).

In connection with such request, the Transferor does hereby certify that such transfer is being made pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (as indicated by the applicable box checked below), or the transfer does not require registration under the Securities Act because (as indicated by the applicable box checked below):

☐	(a)	The Specified Securities are being transferred pursuant to an effective registration statement under the Securities Act.

☐	(b)	The Specified Securities are being acquired for the Transferor’s own account, without transfer.

☐	(c)	The Specified Securities are being transferred to the Company or a subsidiary of the Company.

☐	(d)	The Specified Securities are being transferred in compliance with Rule 144A (“Rule 144A”) under the Securities Act to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A) that is purchasing the Specified Securities for its own account or for the account of another “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on Rule 144A.

☐	(e)	The Specified Securities are being transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an “Institutional Accredited Investor”) purchasing for its own account or for the account of one or more other Institutional Accredited Investors over which it exercises sole investment discretion, in each case in a minimum principal amount of U.S. $100,000, and that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Specified Securities (the form of which letter can be obtained from the Trustee) and, if the Company requests, an opinion of counsel reasonably acceptable to the Company to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

☐	(f)	The Specified Securities are being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act (if available).

☐	(g)	The Specified Securities are being transferred outside the “United States” (as defined in Regulation S (“Regulation S”) under the Securities Act) in an “offshore transaction” (as defined in Regulation S) in compliance with Rule 904 under the Securities Act.

This Certificate and the statements contained herein are made for the benefit of the Trustee and the Company.

Dated:

(Insert Name of Transferor)

By:

Notice: The signature to this Certificate must correspond with the name as it appears upon the face of the within security in every particular, without alteration or enlargement or any change whatever

To be completed by transferee
if (d) above is checked:

     The undersigned transferee represents and warrants (i) that it is a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act of 1933 (the “Securities Act”) and is aware that the Specified Securities (as defined above) are being transferred in reliance on 144A under the Securities Act, (ii) the undersigned is acquiring the Specified Securities for its own account or for the account of one or more other “qualified institutional buyers” over which it exercises sole investment discretion (in which latter case the undersigned has given notice to each such account that the Specified Securities are being transferred in reliance on Rule 144A) and (iii) this instrument has been executed on behalf of the undersigned by one of its executive officers. The undersigned transferee acknowledges and agrees that the Specified Securities have not been registered under the Securities Act and may not be transferred except in accordance with the resale and other transfer restrictions set forth on the face thereof.

Dated:

(Insert Name of Transferor)

By:

Executive Officer

[For inclusion in Global Debentures]

Schedule A

     The initial principal amount of this Global Debenture is ● U.S. Dollars (U.S. $●). The following increases or decreases in the principal amount of this Global Debenture have been made:

Principal amount of
	Amount of increase	Amount of decrease	this Global	Signature of
	in principal amount	in principal amount	Debenture following	authorized
	of this Global	of this Global	such decrease or	signatory of
Date made	Debenture	Debenture	increase	Trustee

EXHIBIT B

Form of Certificate

[Date]

Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005
Attention: Corporate Trust & Agency Services

Placer Dome Inc.
P.O. Box 49330 Bentall Station
Suite 1600–1055 Dunsmuir Street
Vancouver, BC, Canada V7X 1P1

Re:	Placer Dome Inc. (the “Company”) 6.45% Debentures due 2035 (the “Debentures”)

Dear Sirs and Mesdames:

     This letter relates to U.S. $                principal amount of Debentures represented by a Regulation S [Global] [Physical] Debenture (as defined in the Indenture referred to below) (the “Legended Debenture”) which bears a legend outlining restrictions upon transfer of such Legended Debenture. Pursuant to Section 311(b) of the Indenture dated as of March 6, 2003 (the “Original Indenture”), as amended and supplemented by a First Supplemental Indenture thereto dated as of March 6, 2003 (the “First Supplemental Indenture”) and a Second Supplemental Indenture thereto dated as of October 10, 2003 (the “Second Supplemental Indenture”; the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and any other indentures supplemental thereto is hereinafter called the “Indenture”), relating to the Debentures, we hereby certify that we are (or we will hold such Debentures on behalf of) a person outside the United States to whom the Debentures could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Regulation S [Global] [Physical] Debentures all in the manner provided for in the Indenture.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate and defined herein have the meanings set forth in Regulation S.

B-1

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

B-2

EXHIBIT C

Form of Certificate To Be Delivered in Connection with
Transfers to Non-QIB Institutional Accredited Investors

[Date]

Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005
Attention: Corporate Trust & Agency Services

Dear Sirs and Mesdames:

     We are delivering this letter in connection with our proposed purchase of U.S.$               aggregate principal amount of 6.45% Debentures due 2035 (the “Debentures”) of Placer Dome Inc., a corporation organized under the Canada Business Corporations Act (the “Company”).

     We hereby confirm that:

(i)	we are an institutional “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”);

(ii)	any purchase of the Debentures by us will be for our own account or for the account of one or more other Institutional Accredited Investors for which we exercise sole investment discretion;

(iii)	in the event we purchase any of the Debentures, both we and any separate account for which we are acting will each purchase at least U.S.$100,000 aggregate principal amount of Debentures;

(iv)	we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Debentures;

(v)	we not acquiring the Debentures with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; provided that the disposition of our property and the property of any accounts for which we are acquiring Debentures shall remain at all times within our or their control; and

(vi)	we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Debentures.

     We understand that the Debentures are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Debentures have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Debentures, that if in the future we decide to offer, resell, pledge or otherwise transfer such Debentures, such Debentures may be offered, resold, pledged or otherwise transferred only (i) to the Company or any of its subsidiaries, (ii) to a person whom we reasonably believe is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A, (iii) to a person whom we reasonably believe is an Institutional Accredited Investor purchasing for its own account or for the account of one or more other Institutional Accredited Investors over which it exercises sole investment discretion and that, prior to the transfer, furnishes to the trustee for the Debentures a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Debentures (the form of which letter can be obtained from the trustee for the Debentures) and, if requested by the Company, an opinion of counsel reasonably acceptable to the Company to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, provided that such Institutional Accredited Investor and each such investor account purchases at least U.S.$100,000 aggregate principal amount of Debentures, (iv) outside the United States in a transaction in accordance with Rule 904 under the Securities Act, (v) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction. We understand that, prior to any transfer referred to in clause (iii), (iv) or (v) of the preceding sentence, we must furnish to the trustee for the Debentures such certifications, legal opinions and other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Date:

(Name of Purchaser)

By:

Name:
Title:

Address:

EXHIBIT D

Form of Certificate to Be Delivered in
Connection with Transfers Pursuant to Regulation S

[Date]

Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005
Attention: Corporate Trust & Agency Services

Re:	Placer Dome Inc. (the “Company”) 6.45% Debentures due 2035 (the “Debentures”)

Dear Sirs and Mesdames:

     In connection with our proposed sale of U.S. $                aggregate principal amount of the Debentures, we confirm that such sale has been effected pursuant to and in accordance with Regulation S or Rule 144 under the U.S. Securities Act of 1933 (as indicated by the applicable box checked below) and, accordingly, we represent that:

          Rule 904 Transfers. The transfer is being effected in accordance with Rule 904 and:

     (1) the offer of the Debentures was not made to a person in the United States;

     (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

     (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933; and

     (5) if the transfer is being made prior to the termination of the distribution compliance period applicable to the Debentures, the interest in the Debentures transferred will be held immediately thereafter through Euroclear Bank S.A./NV, as operator of the Euroclear System, or Clearstream Banking, société anonyme, Luxembourg, as applicable.

          Rule 144 Transfers. The transfer is being made pursuant to and in compliance with an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal

D-1

proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate and not defined herein have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

D-2